FOR IMMEDIATE RELEASE



	Contact:	Patrick L. Alexander
			President and CEO
                        (785) 565-2000


			Mark A. Herpich
			Chief Financial Officer
			(785) 565-2000

MNB Bancshares, Inc. and
Landmark Bancshares, Inc.
Complete Formation of
Landmark Bancorp, Inc.

	Manhattan, Kansas, October 11, 2001 -
Patrick L. Alexander, President and CEO, and Larry
Schugart, Chairman of the Board, have announced the formation of Landmark Bancorp, Inc. (Nasdaq
National Market: LARK).  Effective Tuesday,
October 9, 2001, MNB Bancshares, Inc., the holding company for Security National Bank, and Landmark Bancshares, Inc., the holding company for Landmark Federal Savings Bank, completed their merger of equals into Landmark Merger
Company, which immediately changed its name to Landmark Bancorp, Inc. In addition, Landmark
Federal Savings Bank merged with Security
National Bank and the resulting bank changed its name to Landmark National Bank.

	"We are very excited about completing the merger," stated Mr. Alexander. "There is no question that the Kansas banking landscape changed significantly upon the union of these two excellent community banks. We look forward to continuing to offer our customers across Kansas a wide range of valuable products and services and developing even more comprehensive financial relationships."
Mr. Alexander emphasized, "Our mission has always been, and will always be, to fully and professionally serve the financial needs of our customers and our communities, for the long-term. As a community bank, that means meeting those needs with the security, expertise and convenience expected and deserved by our customers. In addition, the financial characteristics of our new company are very strong which positions us well for the future.
We are committed to balancing the needs and resources of our customers, the communities we serve and our shareholders."

	In the transaction, MNB's stockholders
received 0.523 shares of the combined company's newly issued common stock for each of their shares of MNB stock, and former Landmark Bancshares' stockholders received one share of the new company's common stock for each of their shares.
With total combined assets of approximately $354 million, the new organization ranks as the third largest public bank holding company in Kansas.

	The transaction has created a twelve-branch network covering eight counties in Kansas. Because the two entities geographically complement each other with no direct overlap, all branches will remain open and customers can expect to deal with the same friendly professionals they have put their trust in through the years.

	Mr. Schugart commented that, "The
combination of Landmark and MNB marks an exciting event for our customers across Kansas.
Our organizations have been providing financial services to their respective communities for many years. We will continue this tradition of outstanding community banking in our respective market areas.
We are now in an even better position to serve our highly-valued customer base. In addition to providing the opportunity to offer more financial services to the customers and businesses within our Kansas communities, we believe this merger will enhance long-term stockholder value."

	Landmark Bancorp is the holding company
for Landmark National Bank and is headquartered in Manhattan, Kansas. Landmark National Bank has twelve branches located in Auburn, Dodge City (2), Garden City, Great Bend, Hoisington, La Crosse,
Manhattan (2), Osage City, Topeka and Wamego, and a loan production office in Overland Park, Kansas. Landmark Bancorp had total assets of approximately $354 million at October 9, 2001.
Additional information can be found at the bank's
website:  www.banklandmark.com.

	Forward Looking Statement: This release may contain forward looking statements. Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or similar statements or variations of such terms which express views concerning trends and the future. These forward looking statements are not historical facts and instead they are expressions about management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. Actual events and results may differ significantly from those described in such forward looking statements, due to changes in the general economic or market conditions, government regulation, competition or other factors. For additional information about these factors, please review our filings with the Securities and Exchange
Commission.



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